UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

Sunnyvale, California 94085-3836

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC (“Spansion”), Cerium Laboratories LLC and Spansion International, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 9, 2010, Spansion, a wholly owned subsidiary of the Company, and ChipMOS TECHNOLOGIES INC. (“ChipMOS”), a corporation organized in the Republic of China (Taiwan), entered into a Sort Services Agreement and related Statement of Work (collectively, the “Agreement”) pursuant to which ChipMOS will provide wafer sort services for Spansion utilizing a capacity commitment of 60 V5400 test cells. Pursuant to the Agreement, ChipMOS will become Spansion’s exclusive V5400 wafer sort services subcontractor, except for certain testers currently owned by Spansion and Spansion Japan Limited, an indirectly wholly owned subsidiary of Spansion Inc. (“Spansion Japan”). The Agreement will become effective on the date the Company’s Plan of Reorganization is confirmed by the Bankruptcy Court and becomes effective (See Item 1.03 below).

In addition, the Agreement provides that:

•

Spansion will consign to ChipMOS certain wafers and other material and tooling, which ChipMOS is required to return to Spansion upon termination of the Agreement or at any other time upon Spansion’s request.

•	Spansion will submit to ChipMOS rolling three-month forecasts for Spansion’s wafer sort services requirements. Seventy-five percent of the first month of each forecast is binding upon Spansion.

•	The term of the Agreement is two years unless earlier terminated by Spansion or ChipMOS for cause. The parties may also mutually agree to extend the term of the Agreement.

The preceding description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2010.

Item 1.03.	Bankruptcy or Receivership.

On October 26, 2009, the Company filed with the Bankruptcy Court a proposed plan of reorganization, together with an accompanying disclosure statement. On each of November 25, 2009, December 9, 2009 and December 17, 2009, the Company filed an amended disclosure statement (as amended, the “Disclosure Statement”), which, among other things, details the assets and liabilities of the Company as of the petition date of March 1, 2009. A copy of the Disclosure Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On each of November 25, 2009, December 9, 2009, December 17, 2009, February 8, 2010, February 22, 2010, February 23, 2010, March 1, 2010, and April 7, 2010, the Company filed an amended proposed plan of reorganization. On April 16, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming and approving the Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended), under Chapter 11 of the Bankruptcy Code (including all exhibits thereto, and as modified by the Confirmation Order, the “Plan”). The Plan may become effective 14 days following entry of the Confirmation Order; however, during this 14-day period, dissenting parties may seek to appeal the Confirmation Order confirming the Plan and file motions to stay effectiveness of the Confirmation Order pending any appeals. The Company cannot provide any assurance that the Confirmation Order confirming the Plan will not be appealed, that the Plan will become effective or that it will be implemented successfully.

The descriptions of the Disclosure Statement, Confirmation Order and the Plan contained herein do not purport to be complete and are qualified in their entirety by reference to the Disclosure Statement, Confirmation Order and the Plan, respectively. A copy of the Disclosure Statement is attached hereto as Exhibit 99.1, a copy of the Confirmation Order is attached hereto as Exhibit 99.2, and a copy of the Plan, as confirmed, is attached hereto as Exhibit 99.3. Each of the Disclosure Statement, Confirmation Order and the Plan is incorporated herein by reference. Copies of the Disclosure Statement, Confirmation Order, the Plan and related materials are also publicly available on the website of the claims agent, Epiq Bankruptcy Solutions, at http://dm.epiq11.com/spansion.

Under the Plan, the Debtors will be reorganized (the “Reorganized Debtors”) through the consummation of several transactions pursuant to which new securities of each Reorganized Debtor will be issued and distributed to satisfy creditor claims and provide working capital to fund operations in accordance with the Plan. These transactions include:

•	The distribution of cash raised through a rights offering and debt issuance;

•	The cancellation of the Company’s existing equity securities, including all shares of Class A Common Stock and existing options to purchase shares of Class A Common Stock;

•	The distribution of new Spansion common stock to holders of general unsecured claims; and

•	The retention of the assets of the Debtors by the Reorganized Debtors.

Pursuant to the Plan, the holders of allowed claims were offered the right to purchase a total of 12,974,496 shares of the Company’s Common Stock upon emergence from bankruptcy at a price of $8.43 per share (the “Rights Offering”). The number of shares available to each eligible claimant was based on each claimant’s proportionate allowed claim. In connection with the Rights Offering, the Company entered into a Backstop Rights Purchase Agreement with Silver Lake Sumeru Fund, L.P. (“Silver Lake”) whereby Silver Lake is committed to purchase the balance of Rights Offering shares not otherwise subscribed for by the Rights Offering participants. As of March 28, 2010, approximately $109.4 million had been received for the Rights Offering, of which $75.8 million were in a segregated bank account, and the balance in escrow accounts will be released to the Company upon emergence from Chapter 11 bankruptcy protection.

On February 9, 2010, the Company closed a $450 million, five-year Senior Secured Term Loan agreement (the “Term Loan”) with a group of lenders. Funds from the Term Loan are being held in escrow until the Company emerges from Chapter 11 bankruptcy protection. The Term Loan will be secured by essentially all of the Company’s assets and subject to a number of covenants.

The Company has entered into a revolving credit facility with Bank of America and other financial institutions in an aggregate amount of up to $65 million to fund bankruptcy-related expenses and ongoing working capital. Available amounts for borrowing under this credit facility are limited to 85 percent of eligible accounts receivable. Funding is subject to a number of conditions, including a minimum liquidity level and the Company’s emergence from Chapter 11 bankruptcy protection.

The Disclosure Statement assumes that allowed claims will range from approximately $1.6 billion to approximately $2.1 billion after completion of the claims objections, reconciliation and resolution process. In addition to the range specified above, Spansion Japan filed an amended general unsecured proof of claim in the Bankruptcy Court asserting that it has been damaged in the amount of approximately $936 million as a result of the Company’s rejection of a foundry agreement between the Company and Spansion Japan, dated November 19, 2009. As of December 27, 2009, the Company had accrued expected allowed claims totaling approximately $1.8 billion classified as liabilities subject to compromise in the Company’s balance sheet as of December 27, 2009 (as reported in the Company’s Annual Report on Form 10-K) as liabilities subject to compromise. If the expected amount of allowed claims increases over the amount currently accrued, the Company will record additional reorganization expense in the period of such determination. Because disputed claims have not yet been finally adjudicated, no assurances can be given that actual recoveries to creditors and interest holders will not be materially higher or lower than proposed in the Plan. The Disclosure Statement contains the estimated recovery for the various classes of creditors and stockholders, as well as a historical profile of the Debtors’ business, a description of the proposed distributions to creditors, and an analysis of the Plan’s feasibility, as well as many of the technical matters required for the emergence process.

As of February 11, 2010, the Company had 162,441,984 shares of Class A Common Stock issued and outstanding. All of these shares of Class A Common Stock and all outstanding options and warrants to purchase shares of Class A Common Stock will be cancelled pursuant to the Plan. Pursuant to the Plan and upon its effectiveness, the Company intends to file a amended and restated certificate of incorporation to authorize a new class of Common Stock (“New Common Stock”). Pursuant to the Plan, the Company will reserve up to approximately 66 million shares of New Common Stock for future issuance in respect of claims and interests filed and allowed under the Plan.

The Company’s total assets and total liabilities as of December 27, 2009 (as reported on the Company’s annual report on Form 10-K for the fiscal year ended December 27, 2009) were total assets of $1,437.9 million and total liabilities of $2,295.6 million, of which $1,756.2 million were liabilities subject to compromise.

This report and the exhibits hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Such forward looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Forward-looking statements contained in this Form 8-K are based on estimates and assumptions, which estimates and assumptions may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including adverse Bankruptcy Court rulings, a successful appeal of the Confirmation Order, the Plan’s not becoming effective or the failure to successfully implement the Plan, as well as the other risks identified in our Exchange Act reports. The information contained or incorporated by reference in this Current Report on Form 8-K is provided as of the date of filing of this report (unless such information speaks as of a specific earlier date, in which case the information is provided as of such earlier date). The Company undertakes no obligation to update any forward-looking statements.

Item 8.01.	Other Events.

On April 16, 2010, the Company issued a press release announcing the approval and confirmation of the Plan. A copy of that press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization dated December 16, 2009.

99.2	Finding of Facts, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended) Under Chapter 11 of the Bankruptcy Code.

99.3	Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended).

99.4	Press release dated April 16, 2010, announcing approval and confirmation of Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2010	SPANSION INC.

	By:	/s/ RANDY W. FURR
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization dated December 16, 2009.

99.2	Finding of Facts, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended) Under Chapter 11 of the Bankruptcy Code.

99.3	Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended).

99.4	Press release dated April 16, 2010, announcing approval and confirmation of Debtors’ Second Amended Joint Plan of Reorganization dated April 7, 2010 (as amended).